UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 11, 2019

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities

The Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of the Company entitles the holders of Series A Preferred Stock to dividends (the “Preferred Dividends”) at a rate of 8% of $1,000 per annum, compounded annually. The Certificate of Designation allows the Company to pay the Preferred Dividends by issuing and delivering fully paid and nonassessable shares of Series A Preferred Stock. Accordingly, on February 11, 2019, the Board declared a Preferred Dividend on the Series A Preferred Stock and issued 2,945 shares of Series A Preferred Stock to pay the Preferred Dividend to the holder of Series A Preferred Stock.

The Series A preferred stock will only be convertible into common stock following such time as the Company’s stockholders have approved an amended and restated certificate of incorporation that authorizes at least 125 million shares of common stock. Unless and until such an approval is received, the Series A preferred stock will not be convertible into common stock. If the Series A Preferred Stock becomes convertible into common stock, it will be convertible into that number of shares of common stock of the Company determined by dividing $1,000 by the conversion price of $2.00, subject to certain anti-dilution protections and beneficial ownership limitations.

The Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended, in connection with the distribution.

 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2019, the Board of Directors (the “Board”) of Avinger, Inc. (the “Company”) approved the termination of the Company’s 2015 Employee Stock Purchase Plan (the “Plan”), effective immediately. The Plan previously enabled eligible employees of the Company to purchase common stock of the Company at a discount through payroll deductions. The Board determined that there was not sufficient participation in the Plan to justify the administrative costs associated with the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: February 15, 2019	By:	/s/ Mark Weinswig
Mark Weinswig Chief Financial Officer